As filed with the Securities and Exchange Commission on May 15, 2020

Registration Statement No. 333-186884

Registration Statement No. 333-211821

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-186884

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8 REGISTRATION STATEMENT NO. 333-211821

Under

the Securities Act of 1933

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	770-422528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1133 Innovation Way

Sunnyvale, California 94089

(408) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Contrail Systems Inc. 2012 Stock Plan

BTI Systems Inc. Amended and Restated 2012 Stock Option Plan and Long-Term Incentive Plan

(Full titles of the plan)

Brian M. Martin, Esq.

Senior Vice President and General Counsel

Juniper Networks, Inc.

1133 Innovation Way

Sunnyvale, California 94089

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (408) 745-2000

Copies to:

Robert Mobassaly, Esq.

Vice President and Deputy General Counsel

Dena Acevedo, Esq. Assistant General Counsel

Juniper Networks, Inc.

1133 Innovation Way

Sunnyvale, California 94089

Telephone: (408) 745-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller reporting company	☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Juniper Networks, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to deregister any and all securities that remain under such Registration Statements as described below:

•	Registration Statement on Form S-8 (No. 333-186884), pertaining to the registration of 958,268 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), underlying options and restricted stock units granted under the Contrail Systems Inc. 2012 Stock Plan, which was filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 27, 2013.

•	Registration Statement on Form S-8 (No. 333-211821), pertaining to the registration of 347,738 shares of the Common Stock underlying restricted stock units granted under the BTI Systems Inc. Amended and Restated 2012 Stock Option Plan and Long-Term Incentive Plan, which was filed with the Commission on June 3, 2016.

 The Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements as described above. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that had been registered for issuance at the termination of the offering, the Registrant hereby removes from registration all such securities of the Registrant registered under the Registration Statements as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 15, 2020.

Juniper Networks, Inc.

By	/s/ Brian M. Martin
Brian M. Martin Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rami Rahim	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2020
Rami Rahim

/s/ Kenneth Miller	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 15, 2020
Kenneth Miller

/s/ Thomas A. Austin	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2020
Thomas A. Austin

/s/ Scott Kriens	Chairman of the Board	May 15, 2020
Scott Kriens

/s/ Gary Daichendt	Director	May 15, 2020
Gary Daichendt

/s/ Anne DelSanto	Director	May 15, 2020
Anne DelSanto

/s/ Kevin DeNuccio	Director	May 15, 2020
Kevin DeNuccio

/s/ James Dolce	Director	May 15, 2020
James Dolce

/s/ Christine Gorjanc	Director	May 15, 2020
Christine Gorjanc

/s/ Christine Gorjanc	Director	May 15, 2020
Janet Haugen

/s/ Rahul Merchant	Director	May 15, 2020
Rahul Merchant

/s/ William R. Stensrud	Director	May 15, 2020
William R. Stensrud